Exhibit 99.1

FEDERAL REALTY INVESTMENT TRUST

Supplemental Information

December 31, 2005

TABLE OF CONTENTS

1.	Fourth Quarter and Year-Ended 2005 Earnings Press Release	3

2.	Financial Highlights
	Summarized Operating Results	7
	Summarized Balance Sheets	8
	Funds From Operations / Summary of Capital Expenditures	9
	Market Data / Capital Availability	10
	Components of Rental Income	11

3.	Summary of Debt
	Summary of Outstanding Debt and Capital Lease Obligations	12
	Summary of Debt Maturities	13

4.	Summary of Redevelopment Opportunities	14

5.	Santana Row Summary	15

6.	2005 Acquisitions and Dispositions	16

7.	Real Estate Status Report	17

8.	Property Operating Income by Metropolitan Area	19

9.	Retail Leasing Summary	20

10.	Lease Expirations	21

11.	Portfolio Leased Statistics	22

12.	Summary of Top 25 Tenants	23

13.	Reconciliation of Net Income to FFO Guidance	24

14.	Joint Venture Disclosure
	Summarized Operating Results and Balance Sheets	26
	Summary of Outstanding Debt and Debt Maturities	27
	Real Estate Status Report	28

15.	Glossary of Terms	29

1626 East Jefferson Street

Rockville, Maryland 20852-4041

301/998-8100

Safe Harbor Language

Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Current Report on Form 8-K filed on March 2, 2005, and include the following:

•	risks that our tenants will not pay rent or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•	risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopments or renovations may cost more, take more time to complete, or fail to perform as expected;

•	risks that we may not be able to sell the condominium units at Santana Row for the expected prices or within the anticipated time frames;

•	risks that the number of properties we acquire for our own account, and therefore the amount of capital we invest in acquisitions, may be impacted by our real estate partnership;

•	risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•	risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our annual report on Form 10-K, our quarterly reports on Form 10-Q, and the risks contained in our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 2, 2005.

NEWS RELEASE	1626 East Jefferson Street Rockville, MD 20852-4041 www.federalrealty.com

FOR IMMEDIATE RELEASE

Investor and Media Inquiries
Andrew Blocher	Suzanne O’Neill
Vice President, Capital Markets & Investor Relations	Manager, Investor Relations
301/998-8166	301/998-8358
ablocher@federalrealty.com	soneill@federalrealty.com

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

FOURTH QUARTER AND YEAR-END 2005 OPERATING RESULTS

-Record Earnings Driven By Aggressive Leasing and Successful Redevelopment-

ROCKVILLE, Md. (February 21, 2006) – Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its fourth quarter and year-ended December 31, 2005.

•	Funds from operations available for common shareholders (FFO) per diluted share was $3.06 and earnings per diluted share was $1.94 for 2005, compared to $2.85 and $1.41, respectively, for 2004.

•	When compared to 2004, full year same-center property operating income increased 6.1% including redevelopments and expansions, and 4.5% excluding redevelopments and expansions.

•	Guidance for 2006 FFO per diluted share remains unchanged at $3.30 to $3.35.

Financial Results

In fourth quarter 2005, Federal Realty reported FFO of $42.0 million, or $0.78 per diluted share. This compares to FFO of $37.1 million, or $0.70 per diluted share, reported in fourth quarter 2004. For the year ended December 31, 2005, Federal Realty reported FFO of $163.5 million, or $3.06 per diluted share. This compares to FFO of $148.7 million, or $2.85 per diluted share, for the full-year 2004, which included $3.1 million ($0.06 per diluted share) of insurance recovery for lost income from the Santana Row fire.

Net income available for common shareholders was $32.3 million and earnings per diluted share was $0.61 for the quarter ended December 31, 2005 versus $19.0 million and $0.36, respectively, for fourth quarter 2004. For the full year 2005, Federal Realty reported net income available for common shareholders of $103.1 million, or $1.94 per diluted share. This compares to net income available for common shareholders of $72.7 million, or $1.41 per diluted share, for the year ended December 31, 2004, which included $3.1 million of Santana Row insurance recoveries.

FFO is a non-GAAP supplemental earnings measure which the Trust considers meaningful in measuring its operating performance. A reconciliation of FFO and FFO per diluted share to net income available for common shareholders and earnings per diluted share, respectively, is attached to this press release.

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FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

FOURTH QUARTER AND YEAR-END 2005 OPERATING RESULTS

February 21, 2006

Portfolio Results

On an annual basis, same-center property operating income in 2005 increased 6.1% including redevelopments and expansions, and 4.5% when redevelopments and expansions are excluded. On a same-center basis, including redevelopment and expansion properties, property operating income in fourth quarter 2005 increased 9.3% over fourth quarter 2004. When redevelopment and expansion properties are excluded from same-center results, property operating income increased 6.0% from fourth quarter 2004.

The Trust’s overall portfolio improved to 96.3% leased as of December 31, 2005, compared to 95.1% on December 31, 2004. Federal Realty’s same-center portfolio was 97.2% leased on December 31, 2005, compared to 96.7% on December 31, 2004.

During fourth quarter 2005, the Trust signed 107 leases for 532,500 square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), the Trust leased 454,000 square feet at an average cash-basis contractual rent increase per square foot (i.e., excluding the impact of straight-line rents) of 19%. The average contractual rent on this comparable space for the first year of the new lease is $21.69 per square foot compared to the average contractual rent of $18.17 per square foot for the last year of the prior lease. The previous average contractual rent is calculated by including both the minimum rent and the percentage rent actually paid during the last year of the lease term for the re-leased space. On a GAAP basis (i.e., including the impact of straight-line rents), rent increases per square foot for comparable retail space averaged 31% for fourth quarter 2005.

In 2005, Federal Realty signed 287 leases representing over 1.3 million square feet of comparable retail space at an average cash-basis contractual rent increase per square foot of 22%, and 34% on a GAAP-basis. As of December 31, 2005, Federal Realty’s average contractual minimum rent for retail and commercial space in its portfolio is $18.64 per square foot.

“We accomplished our significant growth in 2005 funds from operations without any material contribution from assets acquired over the course of this year,” commented Donald C. Wood, president and chief executive officer of Federal Realty Investment Trust. “Our continued strong internal growth, as well as a significant pipeline of redevelopment opportunities, provides the foundation for Federal Realty to produce consistent and reliable growth in earnings in 2006 and beyond.”

Federal Realty made significant progress with respect to the sale of residential condominiums at Santana Row in fourth quarter 2005 and early 2006. Through February 13, 2006, the Trust had closed sales on 152 units and had 30 units under contract, with associated gross sales proceeds of $105.3 million and $20.3 million, respectively. Federal Realty has increased its expectations of gross sales proceeds from the sale of the 219 total units at Santana Row to approximately $150 million from $135 million with sellout anticipated to be completed in 2006.

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FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

FOURTH QUARTER AND YEAR-END 2005 OPERATING RESULTS

February 21, 2006

Special Dividend

As a result of the continued success of the Santana Row condominium sales, the Trust’s Board of Trustees declared a second special dividend of $0.20 per share on its common shares. The special dividend will be payable on March 30, 2006 to common shareholders of record as of March 14, 2006.

Regular Quarterly Dividends

Federal Realty also announced today that its Board of Trustees left the regular dividend rate on its common shares unchanged, declaring a regular quarterly cash dividend of $0.555 per share on its common shares, resulting in an indicated annual rate of $2.22 per share. The regular common dividend will be payable on April 17, 2006, to common shareholders of record as of March 14, 2006.

Additionally, Federal Realty’s Board of Trustees declared a regular quarterly cash dividend of $0.53125 per share on the Trust’s Series B Cumulative Redeemable Preferred Shares (NYSE: FRTprB). Dividends on the Series B Cumulative Redeemable Preferred Shares will be payable on April 28, 2006, to shareholders of record on April 17, 2006.

Guidance

Federal Realty left its guidance for 2006 FFO per diluted share unchanged at a range of $3.30 to $3.35, and its 2006 earnings per diluted share guidance unchanged at a range of $1.56 to $1.61.

Summary of Other Quarterly Activities and Recent Developments

•	January 10, 2006 – Federal Realty announced the acquisition of Crow Canyon Commons, a 228,000 square foot grocer-anchored community shopping center in San Ramon, Calif., for $47.5 million. The purchase increased the Trust’s Northern California portfolio to 1.7 million square feet of retail space.

•	November 29, 2005 – Federal Realty priced a $125 million offering of senior unsecured notes. The 5.65% notes are due 2016 and were offered at par. Proceeds from the offering were primarily used to refinance debt maturities and pay down the Trust’s credit facility.

Conference Call Information

Federal Realty’s management team will present an in-depth discussion of the Trust’s operating performance on its fourth quarter and year-end 2005 earnings conference call, which is scheduled for February 22, 2006, at 11 a.m. Eastern Standard Time. To participate, please call (888) 566-5771 five to ten minutes prior to the call’s start time and use the Passcode EARNINGS (required). The conference leader is Andrew Blocher. Federal Realty will also provide an online Web Simulcast on the Company’s Web site, www.federalrealty.com, which will remain available for 30 days following the call. A telephone recording of the call will also be available through March 22, 2006, by dialing (866) 448-4809.

About Federal Realty

Federal Realty Investment Trust is an equity real estate investment trust specializing in the ownership, management, development, and redevelopment of high quality retail assets. Federal Realty’s portfolio

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FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

FOURTH QUARTER AND YEAR-END 2005 OPERATING RESULTS

February 21, 2006

(excluding joint venture properties) contains approximately 17.6 million square feet located primarily in strategic metropolitan markets in the Northeast, Mid-Atlantic, and California. In addition, the Trust has an ownership interest in approximately 0.5 million square feet of retail space through its joint venture with Clarion Lion Properties Fund in which the Trust has a 30% interest. Our operating portfolio (excluding joint venture properties) was 96.3% leased to national, regional, and local retailers as of December 31, 2005, with no single tenant accounting for more than 2.5% of annualized base rent. Federal Realty has paid quarterly dividends to its shareholders continuously since its founding in 1962, and has increased its dividend rate for 38 consecutive years, the longest consecutive record in the REIT industry. Shares of Federal Realty are traded on the NYSE under the symbol FRT.

Safe Harbor Language

Certain matters discussed within this press release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our current report on Form 8-K filed on March 2, 2005, and include the following:

•	risks that our tenants will not pay rent or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•	risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopments or renovations may cost more, take more time to complete, or fail to perform as expected;

•	risks that we may not be able to sell the condominium units at Santana Row for the expected prices or within the anticipated time frames;

•	risks that the number of properties we acquire for our own account, and therefore the amount of capital we invest in acquisitions, may be impacted by our real estate partnership;

•	risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•	risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this press release. Except as may be required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events or otherwise. You should carefully review the risks and risk factors included in our annual report on Form 10-K, our quarterly reports on Form 10-Q, and the risks contained in our current report on Form 8-K filed with the Securities and Exchange Commission on March 2, 2005.

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Federal Realty Investment Trust

Summarized Operating Results

December 31, 2005

Financial Highlights

(in thousands, except per share data)

(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2005	2004	2005	2004
CONSOLIDATED OPERATING RESULTS
Revenues
Rental income	$103,689	$93,979	$395,403	$370,069
Other property income	3,146	2,712	9,557	10,403
Mortgage interest income	1,331	1,266	5,370	4,915

	108,166	97,957	410,330	385,387

Expenses
Rental	22,605	24,290	85,086	90,209
Real estate taxes	11,186	9,619	39,564	37,549
General and administrative	5,468	4,721	19,909	18,164
Depreciation and amortization	22,928	22,134	89,457	87,088

	62,187	60,764	234,016	233,010

Operating income	45,979	37,193	176,314	152,377

Other interest income	269	419	2,215	1,504
Interest expense	(23,012)	(21,223)	(88,566)	(85,058)
Income from real estate partnership	143	185	493	205
Minority interests	(1,231)	(853)	(5,234)	(4,170)

Income from continuing operations	22,148	15,721	85,222	64,858

Discontinued operations
(Loss) income before gain on sale of real estate	(422)	1,476	(1,358)	5,246
Gain on sale of real estate	13,402	4,721	30,748	14,052

Income from discontinued operations	12,980	6,197	29,390	19,298

Net Income	35,128	21,918	114,612	84,156

Dividends on preferred stock	(2,869)	(2,869)	(11,475)	(11,475)

Net income available for common shareholders	$32,259	$19,049	$103,137	$72,681

FUNDS FROM OPERATIONS AVAILABLE FOR COMMON SHAREHOLDERS
Net income	$35,128	$21,918	$114,612	$84,156
Gain on sale of real estate	(13,402)	(4,721)	(30,748)	(14,052)
Depreciation and amortization of real estate assets	20,992	20,503	82,752	81,649
Amortization of initial direct costs of leases	1,776	1,981	6,972	7,151
Depreciation of real estate partnership assets	159	137	630	187

Funds from operations	44,653	39,818	174,218	159,091
Dividends on preferred stock	(2,869)	(2,869)	(11,475)	(11,475)
Income attributable to operating partnership units	228	175	801	1,055

Funds from operations available for common shareholders	$42,012	$37,124	$163,544	$148,671

Weighted average number of common shares, diluted	53,597	52,814	53,469	52,257

Funds from operations available for common shareholders per diluted share	$0.78	$0.70	$3.06	$2.85

EARNINGS PER COMMON SHARE, BASIC
Income from continuing operations available for common shareholders	$0.37	$0.25	$1.40	$1.05
(Loss) income from discontinued operations before gain on sale of real estate	(0.01)	0.03	(0.03)	0.10
Gain on sale of real estate	0.25	0.09	0.59	0.27

	$0.61	$0.37	$1.96	$1.42

Weighted average number of common shares, basic	52,738	51,870	52,533	51,008

EARNINGS PER COMMON SHARE, DILUTED
Income from continuing operations available for common shareholders	$0.36	$0.25	$1.39	$1.04
(Loss) income from discontinued operations before gain on sale of real estate	—	0.02	(0.03)	0.10
Gain on sale of real estate	0.25	0.09	0.58	0.27

	$0.61	$0.36	$1.94	$1.41

Weighted average number of common shares, diluted	53,189	52,372	53,050	51,547

Federal Realty Investment Trust

Summarized Balance Sheets

December 31, 2005

Financial Highlights

(in thousands)

	December 31, 2005	December 31, 2004
ASSETS

Real estate, at cost
Operating	$2,727,488	$2,434,879
Construction-in-progress	50,593	130,040
Discontinued operations	51,240	101,357

	2,829,321	2,666,276
Less accumulated depreciation and amortization	(663,750)	(595,338)

Net real estate	2,165,571	2,070,938

Cash and cash equivalents	8,639	30,475
Accounts and notes receivable	38,161	34,849
Mortgage notes receivable	40,531	42,909
Investment in real estate partnership	9,375	9,631
Other assets	88,575	78,094

TOTAL ASSETS	$2,350,852	$2,266,896

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities
Obligations under capital leases and mortgage notes	$419,713	$410,885
Notes payable	316,755	325,051
Senior notes and debentures	653,675	568,121
Other liabilities	166,669	153,351

Total liabilities	1,556,812	1,457,408

Minority interests	19,193	18,954

Shareholders’ equity
Preferred stock	135,000	135,000
Common shares and other shareholders’ equity	639,847	655,534

Total shareholders’ equity	774,847	790,534

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,350,852	$2,266,896

Federal Realty Investment Trust

Funds From Operations / Summary of Capital Expenditures

December 31, 2005

	Three months ended December 31,		Twelve months ended December 31,
	2005	2004	2005	2004
	(in thousands, except per share data)		(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1)

Net income	$35,128	$21,918	$114,612	$84,156
Gain on sale of real estate	(13,402)	(4,721)	(30,748)	(14,052)
Depreciation and amortization of real estate assets	20,992	20,503	82,752	81,649
Amortization of initial direct costs of leases	1,776	1,981	6,972	7,151
Depreciation of real estate partnership assets	159	137	630	187

Funds from operations	44,653	39,818	174,218	159,091
Dividends on preferred stock	(2,869)	(2,869)	(11,475)	(11,475)
Income attributable to operating partnership units	228	175	801	1,055

Funds from operations available for common shareholders (2) (3)	$42,012	$37,124	$163,544	$148,671

Weighted average number of common shares, diluted	53,597	52,814	53,469	52,257

Funds from operations available for common shareholders per diluted share (2) (3)	$0.78	$0.70	$3.06	$2.85

Summary of Capital Expenditures

Non-maintenance capital expenditures
Development, redevelopment and expansions	45,054	13,187	140,440	72,422
Tenant improvements and incentives	6,147	5,486	17,512	26,218

Total non-maintenance capital expenditures	51,201	18,673	157,952	98,640
Maintenance capital expenditures	4,768	4,168	8,603	10,643

Total capital expenditures	$55,969	$22,841	$166,555	$109,283

Dividends and Payout Ratios
Regular common dividends declared	$29,354	$26,329	$114,355	$101,969
Special common dividends declared	10,573	—	10,573	—

Common dividends declared	$39,927	$26,329	$124,928	$101,969

Dividend payout ratio % - FFO (3)	95%	71%	76%	69%

Dividend payout ratio % - FFO (excluding special dividends)	70%	71%	70%	69%

Notes:

(1)	See Glossary of Terms.
(2)	The year ended 2004 includes $3.1 million ($.06 per diluted share) for Santana Row fire insurance proceeds. For the three months and year ended December 31, 2005, the amount of insurance proceeds were insignificant and had no per diluted share impact.
(3)	FFO available for common shareholders excludes the gain on sale of condominiums at Santana Row in 2005.

Federal Realty Investment Trust

Market Data / Capital Availability

December 31, 2005

	December 31, 2005	December 31, 2004
	(in thousands, except per share data)
Market data
Common shares outstanding (1)	52,891	52,137
Market price per common share	$60.65	$51.65

Common equity market capitalization	$3,207,839	$2,692,876

Series B preferred shares outstanding	5,400	5,400
Market price per Series B preferred share	$25.77	$27.13

Preferred equity market capitalization	$139,158	$146,502

Equity market capitalization	$3,346,997	$2,839,378

Total debt (2)	1,390,143	1,304,057

Total market capitalization	$4,737,140	$4,143,435

Total debt to market capitalization at then current market price	29%	31%

Total debt to market capitalization at constant common share price of $51.65	33%	31%

Fixed rate debt ratio:
Fixed rate debt and capital lease obligations	88%	87%
Variable rate debt	12%	13%

	100%	100%

Capital availability
Cash and cash equivalents on hand	$8,639	$30,475
Available capacity under line of credit	244,500	245,000
Available for issuance under shelf registration statement	100,000	225,000

	$353,139	$500,475

Notes:

(1)	Consists of 54,371,057 shares issued net of 1,480,360 shares held in Treasury as of December 31, 2005. As of December 31, 2004, consists of 53,616,827 shares issued net of 1,480,202 shares held in Treasury. Amounts do not include 420,426 and 449,325 Operating Partnership Units outstanding at December 31, 2005 and December 31, 2004, respectively.
(2)	Total debt includes capital leases and mortgages payable, notes payable, and senior notes and debentures. It does not include the $14.2 million which is the Trust’s 30% share of the total $47.2 million debt of the partnership with Clarion Lion Properties Fund.

Federal Realty Investment Trust

Components of Rental Income

December 31, 2005

	Three months ended December 31,		Twelve months ended December 31,
	2005	2004	2005	2004
	(in thousands)		(in thousands)
Components of Rental Income (in thousands)

Minimum rents
Retail and commercial properties (1)	$78,254	$71,794	$300,230	$279,494
Residential (2)	2,131	1,741	7,407	6,759
Cost reimbursements	19,944	16,888	76,154	71,870
Percentage rents	1,980	1,876	6,211	5,531
Other rental income	1,380	1,680	5,401	6,415

Total rental income	$103,689	$93,979	$395,403	$370,069

Notes:

(1)	Minimum rents include $7.3 million and $3.7 million for the twelve months ended December 31, 2005 and 2004, respectively, and $3.3 million and $1.0 million for the three months ended December 31, 2005 and 2004, to recognize minimum rents on a straight line basis as required by GAAP. Minimum rents include $2.1 million and $1.8 million for the twelve months ended December 31, 2005 and 2004, respectively and $0.5 million and $0.8 million for the three months ended December 31, 2005 and 2004, to recognize income attributable to market lease adjustments on acquired properties in accordance with SFAS 141. Minimum rents for the year and three months ended December 31, 2004 include fire insurance proceeds attributable to rental income lost at Santana Row as a result of the August 2002 fire of $3.1 million and $0.3 million, respectively. For the year and three months ended December 31, 2005, the amount of insurance proceeds was insignificant.
(2)	Residential minimum rents comprise the rents at Rollingwood Apartments, The Crest at Congressional Apartments and the residential units at Santana Row. In the third quarter of 2005, we commenced closing sales of the 219 units located in Buildings Three, Four, and Six which have been classified as discontinued operations. Accordingly, the rental income for all 219 units in Buildings Three, Four, and Six have been excluded for all periods presented to assure comparability of these periods.

Federal Realty Investment Trust

Summary of Outstanding Debt and Capital Lease Obligations

December 31, 2005

	Maturity Date	Interest Rate as of December 31, 2005		Balance as of December 31, 2005
				(in thousands)
Mortgage Loans (a)
Secured Fixed Rate
Leesburg Plaza	10/01/08	6.510%		$9,881
164 E Houston Street	10/06/08	7.500%		145
Mercer Mall	04/01/09	8.375%		4,578
Federal Plaza	06/01/11	6.750%		34,675
Tysons Station	09/01/11	7.400%		6,505
Crow Canyon	08/11/13	5.400%		22,258
Barracks Road	11/01/15	7.950%		43,193
Hauppauge	11/01/15	7.950%		16,283
Lawrence Park	11/01/15	7.950%		30,615
Wildwood	11/01/15	7.950%		26,910
Wynnewood	11/01/15	7.950%		31,200
Brick Plaza	11/01/15	7.415%		32,099
Mount Vernon	04/15/28	5.660%	(b)	12,556

Total Mortgage Loans				270,898

Notes Payable
Unsecured Fixed Rate
Perring Plaza Renovation	01/31/13	10.000%		1,810
Other	various	various		45
Unsecured Variable Rate
Revolving credit facility	10/08/06	LIBOR + .75%	(c)	55,500
Term note with banks	10/08/06	LIBOR + .95%		100,000
Term note with banks	10/08/08	LIBOR + .95%	(d)	150,000
Escondido (Municipal bonds)	10/01/16	3.760%	(e)	9,400

Total Notes Payable				316,755

Senior Notes and Debentures
Unsecured Fixed Rate
6.99% Medium Term Notes	03/10/06	6.894%	(f)	40,500
6.125% Notes	11/15/07	6.325%	(g)	150,000
8.75% Notes	12/01/09	8.750%		175,000
4.50% Notes	02/15/11	4.500%		75,000
5.65% Notes	06/01/16	5.650%		125,000
7.48% Debentures	08/15/26	7.480%	(h)	50,000
6.82% Medium Term Notes	08/01/27	6.820%	(i)	40,000

Subtotal				655,500
Unamortized Debt Discount				(1,825)

Total Senior Notes and Debentures				653,675

Capital Lease Obligations
		Various through 2077 (j)		148,815

Total Debt and Capital Lease Obligations				$1,390,143

						Weighted Average Effective Rate at December 31, 2005 (k)
Total fixed rate debt and capital lease obligations				$1,225,243	88%	7.17%
Total variable rate debt				164,900	12%	5.81%

TOTAL DEBT AND CAPITAL LEASES OBLIGATIONS				$1,390,143	100%	7.01%

	Three months ended December 31,		Year ended December 31,
	2005	2004	2005	2004
Operational Statistics
Ratio of EBITDA to combined fixed charges and preferred share dividends (l)	2.90x	2.54x	2.72x	2.49x

Ratio of Adjusted EBITDA to combined fixed charges and preferred share dividends (l)	2.42x	2.35x	2.43x	2.36x

Notes:
(a)	Mortgage loans do not include the Trust’s 30% share ($14.2 million) of the $47.2 million debt of the partnership with Clarion Lion Properties Fund.
(b)	The interest rate is fixed at 5.66% for the first ten years and then will be reset to a market rate. The lender has the option to call the loan on April 15, 2013 or anytime thereafter.
(c)	A $300 million three-year revolving credit facility, with a one-year extension option. The weighted average effective rate, including the amortization of deferred financing fees, was 4.25% and 3.69% for the three months and year ended December 31, 2005, respectively.
(d)	In January 2004, the Trust purchased an interest rate swap on this note thereby locking in the LIBOR portion of the interest rate at 2.401% through October 2006.
(e)	The bonds bear interest at a variable rate determined weekly which would enable the bonds to be remarketed at 100% of their principal amount. The weighted average effective interest rate, including the amortization of deferred financing fees, was 4.27% for the three months ended December 31, 2005.
(f)	The Trust purchased interest rate swaps at issuance, thereby reducing the effective interest on these notes.
(g)	The Trust purchased an interest rate lock to hedge this note offering. A loss of $1.5 million associated with this hedge is being amortized into the note offering thereby increasing the effective interest rate on these notes to 6.325%.
(h)	Beginning on August 15, 2008, the debentures are redeemable by the holders thereof at the original purchase price of $1,000 per debenture.
(i)	Beginning on August 1, 2007, the notes are redeemable by the holders thereof at the original purchase price of $1,000 per note.
(j)	The average annualized interest rate on capital lease obligations as of December 31, 2005 is 9.08% on a basis of minimum rent and 12.07% including performance-based participation rent paid by the Trust for 2005.
(k)	The weighted average effective interest rate includes the amortization of any deferred financing fees and discounts, if applicable, and excludes performance-based rent on capital lease obligations.
(l)	Fixed charges consist of interest on borrowed funds (including capitalized interest), amortization of debt discount and expense and the portion of rent expense representing an interest factor. Preferred share dividends consist of dividends paid on outstanding Series B preferred shares. Adjusted EBITDA is reconciled to net income in the Glossary of Terms.

Federal Realty Investment Trust

Summary of Debt Maturities

December 31, 2005

DEBT MATURITIES

(in thousands)

Year	Scheduled Amortization	Maturities	Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing
2006	$5,064	$196,000	$201,064	(1)	14.4%	14.4%
2007	5,747	150,000	155,747		11.2%	25.6%
2008	6,150	159,542	165,692		11.9%	37.5%
2009	6,505	179,394	185,899		13.4%	50.9%
2010	6,996	—	6,996		0.5%	51.4%
2011	7,083	112,252	119,335		8.6%	60.0%
2012	7,195	—	7,195		0.5%	60.5%
2013	7,260	19,156	26,416		1.9%	62.4%
2014	7,454	—	7,454		0.5%	62.9%
2015	7,201	145,807	153,008		11.0%	73.9%
Thereafter	138,762	224,400	363,162		26.1%	100.0%

Total	$205,417	$1,186,551	$1,391,968	(2)	100.0%

Notes:
(1)	Maturities in 2006 include a $100 million term loan and $55.5 million drawn under the Trust’s $300 million three-year revolving credit facility.
(2)	The total debt maturities differs from the total reported on the consolidated balance sheet due to the unamortized discount recorded for GAAP purposes on certain senior notes and debentures.

Federal Realty Investment Trust

Summary of Redevelopment Opportunities

December 31, 2005

Current Redevelopment Opportunities (1) ($ millions)
Property	Location	Opportunity	Projected ROI (2)	Projected Cost (1)	Cost to Date
Projects Stabilized in 2005 (3)
Andorra	Philadelphia, PA	Re-tenanting (new health club)	12%	$5		$4
Brunswick	North Brunswick, NJ	Re-tenanting (new health club)	11%	$3		$3
Pan Am	Fairfax, VA	Grocer expansion, small shop re-tenanting, site improvements, addition of gas station	6%	$2		$2
Greenlawn Plaza	Greenlawn, NY	Re-tenanting and new pad site (child care)	24%	$2		$2
Bala Cynwyd	Philadelphia, PA	Re-tenanting (new health club)	34%	$2		$2
Bristol Plaza	Bristol, CT	Grocer relocation, canopy and façade renovation	10%	$2		$1
Rutgers Plaza	Franklin, NJ	Grocer re-location and expansion and backfill of existing grocer space	20%	$1	$	<1

Subtotal: Projects Stabilized in 2005 (3) (4)			16%	$17		$15

Projects Anticipated to Stabilize in 2006 (3)

Santana Phase IV	San Jose, CA	Building 7 residential re-build	10%	$70		$59
Mount Vernon / South Valley	Alexandria, VA	Grocer expansion, small shop re-tenanting, site improvements, addition of five pad site buildings and three anchors.	11%	$35		$28
Mercer Mall	Lawrenceville , NJ	Demolish, redevelop and re-tenant	11%	$20		$13
Leesburg Plaza	Leesburg, VA	Demolish, redevelop and re-tenant the former Kmart & Peebles.	10%	$14		$13
Village of Shirlington - Phase II	Arlington, VA	Ground floor retail and parking garage as part of urban mixed-use development (by others)	12%	$7		$4
Brick Plaza	Brick, NJ	Re-tenanting (electronics)	8%	$2		$2

Subtotal: Projects Anticipated to Stabilize in 2006 (3) (4)			11%	$149		$119

Projects Anticipated to Stabilize in 2007 (3)

Rockville Town Square	Rockville, MD	Ground floor retail as part of urban mixed-use development (by others)	13%	$39		$11
Willow Lawn	Richmond, VA	Anchor re-tenanting, small shop demolition, façade renovation, and site improvements	9%	$19		$5
Loehmann’s Plaza	Falls Church, VA	Grocer expansion, anchor relocation, façade renovation and site improvements	15%	$11		$3
Village of Shirlington - Phase III	Arlington, VA	Ground floor retail below new office development (by others)	16%	$6	$	<1
Leesburg Plaza - Pads	Leesburg, VA	Two new retail buildings and a bank pad site will be added	13%	$5	$	<1

Subtotal: Projects Anticipated to Stabilize in 2007 (3) (4)			13%	$80		$19

Total: Projects Anticipated to Stabilize in 2005, 2006 and 2007 (3) (4)			12%	$246		$153

Redevelopments anticipated to stabilize in 2008 and 2009 include the next phase of Bethesda Row, Galaxy Building and Flourtown representing approximately $100 million of redevelopment capital. The Trust has a pipeline of potential, future redevelopment projects including Pike 7 and Westgate Mall and future phases of Santana Row, Assembly Square and Bala Cynwyd. (3) (5)

Notes:

(1)	These current redevelopment opportunities are being pursued by the Trust. There is no guaranty that the Trust will ultimately complete any or all of these opportunities, that the Projected Return on Investment (ROI) or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected ROI and Projected Cost are management’s best estimate based on current information and may change over time.
(2)	Projected ROI reflects only the deal specific cash, unleveraged Incremental Property Operating Income (POI) generated by the redevelopment and is calculated as Incremental POI divided by cost. Incremental POI is the POI generated by the redevelopment after deducting rent being paid for the redevelopment space and any other space taken out of service to accomodate the redevelopment. Projected ROI does NOT include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property. ROI for Mount Vernon/South Valley and Mercer Mall (properties acquired on the basis of redevelopment potential) are calculated as the increase in POI between acquisition and stabilization divided by the increase in cost basis between acquisition and stabilization.
(3)	Anticipated Stabilization is the year in which 95% occupancy of the redeveloped space is anticipated to be achieved.
(4)	All subtotals and totals reflect cost weighted-average ROIs.
(5)	These future redevelopment opportunities are being explored by the Trust. There is no guaranty that the Trust will ultimately pursue or complete any or all of these opportunities.

Federal Realty Investment Trust

Santana Row Summary (1)

December 31, 2005

	Description	Comments
Operational - Phases I, II and III (2) (5)
Retail	563,000 sf	Retail was 94% leased as of December 31, 2005. Pink Stripes, Bella Boutique, Lucy and Furla opened in fourth quarter 2005.

Residential	36 units	36 townhouse rental units in Building Eight were 94% leased on December 31, 2005.

In Progress (3) (5)

Residential - for rent Phase IV	256 units	256 rental units being built on the Building Seven podium. Initial occupancy commenced in April 2005 with lease-up expected to continue through 2006. As of December 31, 2005, 105 units (49 townhomes and 56 flats) have been leased at an average rental rate of $2.56 per square foot per month. Projected cost of $70 million is expected to yield 10% upon stabilization in 2006.

Residential - for sale	219 units	Closings on the sale of loft and villa units commenced in August 2005 and are proceeding in all three buildings. Projected gross sales proceeds increased to approximately $150 million. (4)

Commitments/Closings: (as of February 13, 2006)		152 units have been closed, with associated gross sales proceeds of $105.3 million.
30 units are under binding contracts, with associated gross sales proceeds of $20.3 million.

	Units Closed	Units Under Contract	Units Remaining
Building Three (98 lofts)	51	21	26
Building Four (100 lofts)	85	7	8
Building Six (21 villas)	16	2	3

Future (6)
Retail	125,000 sf	Currently being master planned.

Residential	690 units	Currently being master planned.

Hotel	191 rooms	Currently being master planned.

Notes:

(1)	All costs are projected final costs. Yield represents stabilized projected Property Operating Income divided by projected final costs.
(2)	The portions of the property currently open and operating which include luxury and lifestyle retail components, loft, townhome and villa residential units, and the 213-room Hotel Valencia Santana Row.
(3)	Developments and other significant activities being actively pursued at Santana Row.
(4)	Projected gross sales proceeds represent management’s current estimate of total sales prices for the 219 units expected to be sold without taking into account any costs of sale, including, without limitation, any income taxes that may be paid.
(5)	$432 million of projected costs at Santana Row is expected to yield 7% upon both of the following having occurred: (1) stabilization of Phases I - IV (net of insurance proceeds), and (2) completion of the sale of 219 condominiums expected in 2006. The projected cost includes $11 million invested in joint ventures at Santana Row.
(6)	Remaining entitlements for development or sale.

Federal Realty Investment Trust

2005 Acquisitions and Dispositions

Through December 31, 2005

Federal Realty Investment Trust Acquisitions

Date	Property	City / State	GLA	Purchase price	Anchor tenants
				(in thousands)
March 1, 2005	Assembly Square/Sturtevant Street	Somerville, MA	551,233	$66,400	K-Mart, TJ Maxx, Bed Bath and Beyond, Christmas Tree Shops
December 29, 2005	Crow Canyon	San Ramon, CA	227,685	47,472	Albertson’s, Loehmann’s, Rite Aid

Total			778,918	$113,872

Federal Realty Investment Trust Dispositions
Date	Property	City / State	GLA	Sales price
				(in thousands)
February 15, 2005	420 South Mill Avenue	Tempe, AZ	15,966	$7,385
February 15, 2005	501 South Mill Avenue	Tempe, AZ	24,013	6,265
June 2, 2005	Andary Building	Winter Park, FL	3,600	1,560
June 2, 2005	Cone Building	Winter Park, FL	24,846	9,500
July 12, 2005	Shaw’s Plaza	Carver, MA	75,307	3,960
August - December 2005	Santana Row condominiums - 130 units	San Jose, CA	N/A	89,188
Various	Other		N/A	1,401

Total			143,732	$119,259

Federal Realty Investment Trust

Real Estate Status Report

December 31, 2005

Property Name	MSA Description	Year Acquired	Total Investment		Ownership Percentage	GLA (1)	% Leased	Mortgage or Capital Lease Obligation	Grocery Anchor GLA (2)	Grocery Anchor (2)	Other Principal Tenants
			(in thousands)					(in thousands)
East Region

Washington Metropolitan Area
Bethesda Row	Washington, DC-MD-VA	1993-98	$82,821		(3)	440,000	98%	$12,576	40,000	Giant Food	Barnes & Noble / Landmark Theater
Congressional Plaza	Washington, DC-MD-VA	1965	68,678	(4)	64.1%	338,000	100%		28,000	Whole Foods	Buy Buy Baby / Container Store / Tower Records
Courthouse Center	Washington, DC-MD-VA	1997	4,597		(5)	38,000	100%
Falls Plaza	Washington, DC-MD-VA	1967	8,165		100.0%	73,000	100%		51,000	Giant Food
Falls Plaza-East	Washington, DC-MD-VA	1972	3,387		100.0%	71,000	100%				CVS / Staples
Federal Plaza	Washington, DC-MD-VA	1989	62,251		100.0%	247,000	100%	34,676			TJ Maxx / CompUSA / Ross
Friendship Center	Washington, DC-MD-VA	2001	33,309		100.0%	119,000	100%				Borders / Linens ‘n Things / Maggiano’s
Gaithersburg Square	Washington, DC-MD-VA	1993	23,802		100.0%	196,000	95%				Bed, Bath & Beyond / Borders / Ross
Idylwood Plaza	Washington, DC-MD-VA	1994	15,084		100.0%	73,000	100%		30,000	Whole Foods
Laurel	Washington, DC-MD-VA	1986	46,100		100.0%	387,000	97%		61,000	Giant Food	Marshalls / Toys R Us
Leesburg Plaza	Washington, DC-MD-VA	1998	28,841		(5)	236,000	95%	9,881	55,000	Giant Food	Pier One / Office Depot
Loehmann’s Plaza	Washington, DC-MD-VA	1983	26,084		100.0%	251,000	98%				Bally’s / Loehmann’s
Mid-Pike Plaza	Washington, DC-MD-VA	1982	17,764		(6)	309,000	100%	10,041			Linens ‘n Things / Toys R Us / Bally’s / AC Moore / Filene’s Basement
Mount Vernon	Washington, DC-MD-VA	2003	41,077		(5)	277,000	100%	12,556	54,000	Shoppers Food Warehouse	Bed, Bath & Beyond / Michaels
Old Keene Mill	Washington, DC-MD-VA	1976	5,277		100.0%	92,000	97%		24,000	Whole Foods
Pan Am	Washington, DC-MD-VA	1993	27,187		100.0%	227,000	100%		63,000	Safeway	Micro Center / Michaels
Pentagon Row	Washington, DC-MD-VA	1999	87,382		100.0%	296,000	99%		45,000	Harris Teeter	Bally’s / Bed, Bath & Beyond / DSW / Cost Plus
Pike 7	Washington, DC-MD-VA	1997	33,689		100.0%	164,000	100%				Staples / TJ Maxx / Tower Records
Quince Orchard	Washington, DC-MD-VA	1993	19,876		100.0%	252,000	99%		24,000	Magruders	Circuit City / Staples
Rockville Town Square	Washington, DC-MD-VA	N/A	10,742		(7)	N/A	N/A
Rollingwood Apartments	Washington, DC-MD-VA	1971	6,807		100.0%	N/A	94%
Sam’s Park & Shop	Washington, DC-MD-VA	1995	12,170		100.0%	51,000	100%				Petco
South Valley	Washington, DC-MD-VA	2003	21,531		(5)	221,000	95%				Home Depot / TJ Maxx
Tower	Washington, DC-MD-VA	1998	19,006		100.0%	109,000	90%				Virginia Fine Wine / Talbots
Tyson’s Station	Washington, DC-MD-VA	1978	3,429		100.0%	50,000	97%	6,505			Trader Joes
Village at Shirlington	Washington, DC-MD-VA	1995	33,837		100.0%	201,000	99%				Cineplex Odeon / Carlyle Grand Café
Wildwood	Washington, DC-MD-VA	1969	17,496		100.0%	85,000	100%	26,910	20,000	Balducci’s	CVS

Total Washington Metropolitan Area			760,389			4,803,000	98%

New York / New Jersey
Allwood	Bergen-Passaic, NJ	1988	4,404		(6)	50,000	100%	3,061	50,000	Stop & Shop
Blue Star	Middlesex-Somerset-Hunterdon, NJ	1988	39,786		(6)	410,000	100%	23,366	43,000	Shop Rite	Kohl’s / Michaels / Toys R Us / Marshalls
Brick Plaza	Monmouth-Ocean, NJ	1989	55,411		100.0%	409,000	100%	32,099	66,000	A&P	Loews Theatre / Barnes & Noble / Sports Authority
Brunswick	Middlesex-Somerset-Hunterdon, NJ	1988	23,716		(6)	303,000	96%	9,727	55,000	A&P	A.J. Wright / L.A. Fitness
Clifton	Bergen-Passaic, NJ	1988	5,434		(6)	80,000	99%	2,847			Drug Fair / Dollar Express
Forest Hills	New York, NY	1997	24,036		100.0%	86,000	100%				Midway Theatre / Duane Reade / Gap
Fresh Meadows	New York, NY	1997	66,038		100.0%	403,000	95%				Filene’s Basement / Kohl’s / Cineplex Odeon
Greenlawn Plaza	Nassau-Suffolk, NY	2000	11,964		100.0%	102,000	100%		46,000	Waldbaum’s
Hamilton	Trenton, NJ	1988	8,288		(6)	190,000	94%	4,220	53,000	Shop Rite	AC Moore / Stevens Furniture
Hauppauge	Nassau-Suffolk, NY	1998	26,616		100.0%	131,000	100%	16,283	61,000	Shop Rite	AC Moore
Huntington	Nassau-Suffolk, NY	1988	22,777		(6)	279,000	100%	12,492			Buy Buy Baby / Toys R Us / Bed, Bath & Beyond / Barnes & Noble
Mercer Mall	Trenton, NJ	2003	94,614		(6)	499,000	96%	58,887	75,000	Shop Rite	Bed, Bath & Beyond / DSW / TJ Maxx / Raymour & Flanigan
Rutgers	Middlesex-Somerset-Hunterdon, NJ	1988	16,496		(6)	267,000	97%	11,268	74,000	Stop & Shop	Kmart
Troy	Newark, NJ	1980	20,096		100.0%	202,000	100%		64,000	Pathmark	AC Moore / Comp USA / Toys R Us

Total New York / New Jersey			419,676			3,411,000	98%

Philadelphia Metropolitan Area
Andorra	Philadelphia, PA-NJ	1988	22,917		100.0%	267,000	99%		24,000	Acme Markets	Kohl’s / Staples / L.A. Fitness
Bala Cynwyd	Philadelphia, PA-NJ	1993	26,050		100.0%	280,000	100%		45,000	Acme Markets	Lord & Taylor / L.A. Fitness
Ellisburg Circle	Philadelphia, PA-NJ	1992	29,128		100.0%	267,000	100%		47,000	Genuardi’s	Bed, Bath & Beyond / Stein Mart
Feasterville	Philadelphia, PA-NJ	1980	11,680		100.0%	111,000	100%		53,000	Genuardi’s	OfficeMax
Flourtown	Philadelphia, PA-NJ	1980	9,295		100.0%	187,000	54%		42,000	Genuardi’s
Langhorne Square	Philadelphia, PA-NJ	1985	17,891		100.0%	216,000	89%		55,000	Redner’s Warehouse Mkts.	Marshalls
Lawrence Park	Philadelphia, PA-NJ	1980	28,301		100.0%	354,000	99%	30,615	53,000	Acme Markets	CHI / TJ Maxx / CVS
Northeast	Philadelphia, PA-NJ	1983	22,111		100.0%	287,000	92%				Burlington Coat / Marshalls / Tower Records
Willow Grove	Philadelphia, PA-NJ	1984	26,533		100.0%	215,000	100%				Barnes & Noble / Marshalls / Toys R Us
Wynnewood	Philadelphia, PA-NJ	1996	35,534		100.0%	255,000	98%	31,200	98,000	Genuardi’s	Bed, Bath & Beyond / Borders / Old Navy

Total Philadelphia Metropolitan Area			229,440			2,439,000	94%

Boston
Assembly Square/Sturtevant Street	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2005	103,382		100.0%	552,000	100%				Bed, Bath & Beyond / Christmas Tree Shops / Kmart / Staples / TJ Maxx
Dedham Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	1993	29,894		100.0%	241,000	93%		80,000	Star Market	Pier One
Queen Anne Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	1994	14,983		100.0%	149,000	100%		50,000	Victory Supermarket	TJ Maxx
Saugus Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	1996	13,533		100.0%	171,000	100%		55,000	Super Stop & Shop	Kmart

Total Boston			161,792			1,113,000	99%

Federal Realty Investment Trust

Real Estate Status Report

December 31, 2005

Property Name	MSA Description	Year Acquired	Total Investment	Ownership Percentage	GLA (1)	% Leased	Mortgage or Capital Lease Obligation	Grocery Anchor GLA (2)	Grocery Anchor (2)	Other Principal Tenants
			(in thousands)				(in thousands)
Chicago
Crossroads	Chicago, IL	1993	22,406	100.0%	173,000	96%				Comp USA / Golfsmith / Guitar Center
Finley Square	Chicago, IL	1995	29,012	100.0%	314,000	99%				Bed, Bath & Beyond / Sports Authority
Garden Market	Chicago, IL	1994	11,139	100.0%	140,000	96%		63,000	Dominick’s	Walgreens
North Lake Commons	Chicago, IL	1994	13,078	100.0%	129,000	96%		77,000	Dominick’s

Total Chicago			75,635		756,000	97%

East Region - Other
Barracks Road	Charlottesville, VA	1985	41,251	100.0%	483,000	100%	43,193	91,000	Harris Teeter / Kroger	Bed, Bath & Beyond / Barnes & Noble / Old Navy
Bristol Plaza	Hartford, CT	1995	23,517	100.0%	277,000	95%		74,000	Stop & Shop	TJ Maxx
Eastgate	Raleigh-Durham-Chapel Hill, NC	1986	17,091	100.0%	157,000	88%		23,000	Earth Fare	Stein Mart
Governor Plaza	Baltimore, MD	1985	18,971	100.0%	268,000	80%				Bally’s / Comp USA / Office Depot
Gratiot Plaza	Detroit, MI	1973	18,039	100.0%	217,000	100%		69,000	Farmer Jacks	Bed, Bath & Beyond / Best Buy / DSW
Greenwich Avenue	New Haven-Bridgeport-Stamford-Waterbury	1995	15,993	100.0%	42,000	100%				Saks Fifth Avenue
Lancaster	Lancaster, PA	1980	10,816	(6)	107,000	100%	4,907	39,000	Giant Food	Michaels
Perring Plaza	Baltimore, MD	1985	26,275	100.0%	401,000	100%		58,000	Shoppers Food Warehouse	Home Depot / Burlington Coat Factory / Jo-Ann Stores
Shops at Willow Lawn	Richmond-Petersburg, VA	1983	63,763	100.0%	467,000	86%		60,000	Kroger	Old Navy / Tower Records / Staples

Total East Region - Other			235,716		2,419,000	94%

Total East Region			1,882,648		14,941,000	97%

West Region

California
Colorado Blvd	Los Angeles-Long Beach, CA	1996- 1998	16,707	100.0%	69,000	97%				Pottery Barn / Banana Republic
Crow Canyon	San Ramon, CA	2005	50,585	(8)	228,000	98%	22,258	58,000	Albertson’s	Loehmann’s / Rite Aid
Escondido	San Diego, CA	1996	25,887	70.0%	222,000	100%				Cost Plus / TJ Maxx / Toys R Us
Fifth Ave	San Diego, CA	1996- 1997	12,718	(9)	51,000	99%				Urban Outfitters
Hermosa Ave	Los Angeles-Long Beach, CA	1997	4,721	90.0%	23,000	100%
Hollywood Blvd	Los Angeles-Long Beach, CA	1999	27,984	90.0%	149,000	78%				Hollywood Entertainment Museum
Kings Court	San Jose, CA	1998	11,433	(5)	79,000	100%		25,000	Lunardi’s Super Market	Longs Drug Store
Old Town Center	San Jose, CA	1997	33,371	100.0%	95,000	98%				Borders / Gap Kids / Banana Republic
Santana Row (Phase I, II & III)	San Jose, CA	1997	482,977	100.0%	563,000	94%				Crate & Barrel / Container Store / Best Buy / Borders / CineArts Theatre
Third St Promenade	Los Angeles-Long Beach, CA	1996- 2000	75,428	(10)	211,000	100%				J. Crew / Banana Republic / Old Navy / Abercrombie & Fitch
Westgate	San Jose, CA	2004	114,761	100.0%	646,000	98%		38,000	Safeway	Target / Burlington Coat Factory / Barnes & Noble / Ross
150 Post Street	San Francisco, CA	1997	36,147	100.0%	103,000	86%				Brooks Brothers

Total California			892,719		2,439,000	96%

West Region - Other
Houston St	San Antonio, TX	1998	62,955	100.0%	171,000	67%	145			Hotel Valencia
Total West Region			955,674		2,610,000	94%

Grand Total			$2,838,322		17,551,000	96%	$419,713

Notes:
(1)	Excludes redevelopment square footage not yet in service, Santana Row residential, future phases of Santana Row, Rollingwood and The Crest at Congressional Apartments.
(2)	Grocery anchor is defined as a grocery tenant leasing 15,000 square feet or more.
(3)	Portion of property subject to capital lease obligation.
(4)	Total investment includes dollars associated with the 146 units of The Crest at Congressional.
(5)	Property owned in a “downreit” partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.
(6)	Property subject to capital lease obligation.
(7)	Currently under contract to acquire the retail square footage upon completion of development.
(8)	Property is currently parked with a Section 1031 exchange agent for a potential “reverse” exchange.
(9)	Consists of four properties, three at 100% and one at 90%.
(10)	Consists of nine properties, eight at 100% and one at 90%.

Federal Realty Investment Trust

Property Operating Income by Metropolitan Area (1)

December 31, 2005

Year ended December 31, 2005
(in thousands)
Washington Metro	$105,265
California	54,456
New York / New Jersey	43,086
Philadelphia Metro	31,878
Other (2)	50,995

Total property operating income	285,680

Interest income	2,215
Income from real estate partnership	493
Interest expense	(88,566)
General and administrative expense	(19,909)
Depreciation and amortization	(89,457)
Minority interests	(5,234)

Income from continuing operations	85,222
Results from discontinued operations	29,390

Net income	$114,612

Notes:

(1)	Property operating income consists of rental income, other property income and mortgage interest income, less rental expenses and real estate taxes and excludes the operating results from discontinued operations.
(2)	Comprised of properties located in regions that have fewer than five properties.

Federal Realty Investment Trust

Retail Leasing Summary (1)

December 31, 2005

Renewal Lease Summary - Comparable (2) (7)

Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
4th Quarter 2005	55	66%	266,018	$19.78	$18.31	$389,590	8%	18%	5.2	$2,522,399	$9.48
3rd Quarter 2005	49	61%	197,246	$24.64	$23.10	$303,787	7%	17%	6.0	$469,514	$2.38
2nd Quarter 2005	47	66%	121,201	$28.51	$26.12	$289,432	9%	18%	4.9	$267,390	$2.21
1st Quarter 2005	34	64%	162,672	$25.43	$22.86	$418,304	11%	22%	7.1	$—	$—

Total - 12 months	185	64%	747,137	$23.71	$21.83	$1,401,113	9%	19%	5.8	$3,259,303	$4.36

New Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
4th Quarter 2005	28	34%	187,935	$24.40	$17.98	$1,206,955	36%	50%	12.7	$3,764,025	$20.03
3rd Quarter 2005	31	39%	197,380	$23.86	$17.27	$1,300,320	38%	52%	13.6	$5,405,665	$27.39
2nd Quarter 2005	24	34%	120,207	$32.37	$19.10	$1,594,789	69%	95%	12.8	$1,775,952	$14.77
1st Quarter 2005	19	36%	62,410	$27.05	$21.97	$316,818	23%	36%	8.0	$1,785,819	$28.61

Total - 12 months	102	36%	567,932	$26.19	$18.41	$4,418,882	42%	59%	12.5	$12,731,461	$22.42

Total Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
4th Quarter 2005	83	100%	453,953	$21.69	$18.17	$1,596,545	19%	31%	8.7	$6,286,424	$13.85
3rd Quarter 2005	80	100%	394,626	$24.25	$20.19	$1,604,107	20%	32%	9.7	$5,875,179	$14.89
2nd Quarter 2005	71	100%	241,408	$30.43	$22.63	$1,884,221	34%	51%	9.0	$2,043,342	$8.46
1st Quarter 2005	53	100%	225,082	$25.88	$22.61	$735,122	14%	25%	7.3	$1,785,819	$7.93

Total - 12 months	287	100%	1,315,069	$24.78	$20.35	$5,819,995	22%	34%	8.8	$15,990,764	$12.16

Total Lease Summary - Comparable and Non-comparable (2)
Quarter	Number of Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
4th Quarter 2005	107	532,500	$23.64	9.4	$8,738,711	$16.41
3rd Quarter 2005	93	441,018	$24.70	9.8	$7,049,748	$15.99
2nd Quarter 2005	84	268,926	$30.78	9.1	$2,965,405	$11.03
1st Quarter 2005	60	256,897	$25.39	7.5	$2,696,110	$10.49

Total - 12 months	344	1,499,341	$25.53	9.1	$21,449,974	$14.31

Notes:

(1)	Leases on this report represent retail activity only; office and residential leases are not included.
(2)	Comparable leases represent those leases signed on spaces for which there was a former tenant. Non-comparable leases represent those leases signed on spaces for which there was no former tenant, or expansion square footage for leases rolling over for which there was no former tenant.
(3)	Contractual Rent represents contractual Minimum Rent under the new lease for the first 12 months of the term.
(4)	Prior Rent represents Minimum Rent and Percentage Rent paid by the prior tenant in the final 12 months of the term.
(5)	Weighted average is determined on the basis of square footage.
(6)	See Glossary of Terms.
(7)	Renewal leases represent expiring leases rolling over with the same tenant. All other leases are categorized as new.

Federal Realty Investment Trust

Lease Expirations

December 31, 2005

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF	% of Total SF	Minimum Rent PSF (2)
2006	154,000	2%	$11.03	660,000	9%	$23.79	815,000	5%	$21.38
2007	901,000	9%	$9.47	986,000	14%	$24.84	1,887,000	11%	$17.50
2008	893,000	9%	$11.17	928,000	13%	$23.64	1,821,000	11%	$17.52
2009	1,153,000	12%	$11.67	965,000	14%	$27.12	2,118,000	13%	$18.71
2010	634,000	7%	$12.99	929,000	13%	$24.41	1,564,000	9%	$19.78
2011	578,000	6%	$15.10	726,000	10%	$28.69	1,304,000	8%	$22.66
2012	666,000	7%	$11.20	430,000	6%	$31.91	1,096,000	7%	$19.32
2013	607,000	6%	$14.29	283,000	4%	$32.88	891,000	5%	$20.21
2014	651,000	7%	$18.56	274,000	4%	$34.05	926,000	6%	$23.15
2015	564,000	6%	$14.19	284,000	4%	$30.41	847,000	5%	$19.62
Thereafter	2,749,000	29%	$13.49	598,000	8%	$21.61	3,344,000	20%	$14.94

Total (3)	9,550,000	100%	$12.98	7,063,000	100%	$26.30	16,613,000	100%	$18.64

Assumes lease options are exercised

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF	% of Total SF	Minimum Rent PSF (2)
2006	34,000	0%	$1.79	442,000	6%	$25.43	476,000	3%	$23.76
2007	229,000	2%	$9.61	523,000	7%	$25.12	752,000	5%	$20.40
2008	255,000	3%	$11.52	587,000	8%	$24.00	842,000	5%	$20.22
2009	231,000	2%	$11.39	564,000	8%	$28.34	795,000	5%	$23.42
2010	126,000	1%	$12.49	498,000	7%	$26.63	623,000	4%	$23.78
2011	61,000	1%	$14.86	568,000	8%	$24.68	629,000	4%	$23.73
2012	235,000	2%	$13.39	471,000	7%	$28.03	706,000	4%	$23.17
2013	155,000	2%	$13.08	316,000	4%	$27.16	470,000	3%	$22.53
2014	304,000	3%	$13.11	395,000	6%	$29.83	699,000	4%	$22.56
2015	216,000	2%	$15.31	444,000	6%	$26.25	660,000	4%	$22.67
Thereafter	7,704,000	81%	$13.13	2,255,000	32%	$26.07	9,961,000	60%	$16.06

Total (3)	9,550,000	100%	$12.98	7,063,000	100%	$26.30	16,613,000	100%	$18.64

Notes:

(1)	Anchor is defined as a tenant leasing 15,000 square feet or more.
(2)	Minimum Rent reflects in-place contractual rent as of December 31, 2005.
(3)	Represents occupied square footage as of December 31, 2005.

Federal Realty Investment Trust

Portfolio Leased Statistics

December 31, 2005

Overall Portfolio Statistics (1)

	At December 31, 2005			At December 31, 2004
Type	Size	Leased	Leased %	Size	Leased	Leased %
Retail Properties (2) (sf)	17,551,000	16,900,000	96.3%	16,891,000	16,069,000	95.1%
Residential Properties (3) (units)	464	436	94.0%	683	639	93.6%

Same Center Statistics (1)

	At December 31, 2005			At December 31, 2004
Type	Size	Leased	Leased %	Size	Leased	Leased %
Retail Properties (2) (4) (sf)	13,346,000	12,966,000	97.2%	13,361,000	12,920,000	96.7%
Residential Properties (3) (units)	428	402	93.9%	428	412	96.3%

Notes:

(1)	See Glossary of Terms.
(2)	Leasable square feet; excludes redevelopment square footage not yet placed in service.
(3)	Overall portfolio statistics at December 31, 2005 include Rollingwood, The Crest at Congressional and the residential units in Building Eight (36 units) at Santana Row. Residential units in Buildings Three, Four, Six and Seven at Santana Row are excluded from overall portfolio statistics as we have either commenced closing sales of the units (Buildings Three, Four and Six - 219 units) or the units are still under development and have not reached stabilization (Building Seven - 256 units). Overall portfolio statistics at December 31, 2004 included Rollingwood, The Crest at Congressional and the residential units in Buildings Three, Four, Six and Eight (255 units) at Santana Row. Same center statistics at December 31, 2005 and 2004 include only Rollingwood and The Crest at Congressional.
(4)	Excludes properties purchased, sold or under redevelopment.

Federal Realty Investment Trust

Summary of Top 25 Tenants

December 31, 2005

Rank	Tenant Name	Annualized Base Rent		Percentage of Total Annualized Base Rent	Tenant GLA		Percentage of Total GLA	Number of Stores Leased
1	Ahold USA, Inc.	$7,463,000		2.41%	601,000		3.42%	10
2	Bed, Bath & Beyond, Inc.	$6,742,000		2.18%	509,000		2.90%	12
3	Safeway, Inc.	$6,609,000		2.13%	481,000		2.74%	8
4	Gap, Inc.	$6,321,000		2.04%	224,000		1.28%	11
5	TJX Companies	$5,709,000		1.84%	536,000		3.06%	16
6	CVS Corporation	$3,809,000		1.23%	142,000		0.81%	13
7	Barnes & Noble, Inc.	$3,703,000		1.20%	174,000		0.99%	7
8	Best Buy Stores, L.P.	$3,394,000		1.10%	97,000		0.55%	2
9	Wakefern Food Corporation	$3,077,000		0.99%	232,000		1.32%	4
10	Retail Ventures (DSW/Filene’s Basement)	$2,994,000		0.97%	155,000		0.88%	5
11	Borders Group, Inc.	$2,939,000		0.95%	129,000		0.73%	5
12	Michaels Stores, Inc.	$2,858,000		0.92%	189,000		1.08%	9
13	OPNET Technologies, Inc.	$2,552,000		0.82%	60,000		0.34%	1
14	Staples, Inc.	$2,462,000		0.79%	128,000		0.73%	7
15	MTS, Inc. (Tower Records)	$2,441,000		0.79%	91,000		0.52%	5
16	Great Atlantic & Pacific Tea Co	$2,408,000		0.78%	236,000		1.35%	4
17	CompUSA, Inc.	$2,378,000		0.77%	134,000		0.76%	5
18	The Container Store, Inc.	$2,354,000		0.76%	52,000		0.30%	2
19	L.A. Fitness International LLC	$2,306,000		0.74%	148,000		0.84%	3
20	Dollar Tree Stores, Inc.	$2,278,000		0.74%	173,000		0.99%	16
21	Dress Barn, Inc.	$2,244,000		0.72%	109,000		0.62%	15
22	Home Depot, Inc.	$2,207,000		0.71%	218,000		1.24%	3
23	Albertsons, Inc.	$2,198,000		0.71%	260,000		1.48%	5
24	Office Depot, Inc.	$2,108,000		0.68%	142,000		0.81%	6
25	Bally’s Health & Tennis	$2,104,000		0.68%	156,000		0.89%	5

	Totals - Top 25 Tenants	$85,657,000		27.66%	5,377,000		30.64%	179

	Total:	$309,663,000	(1)		17,551,000	(2)		2,230

Notes:

(1)	Reflects annual in-place contractual rent as of December 31, 2005.
(2)	Excludes redevelopment square footage not yet placed in service.

Federal Realty Investment Trust

Reconciliation of Net Income to FFO Guidance

December 31, 2005

	2006 Guidance
	($ millions except per share amounts) (1)
Net income	$95	to	$98
Cumulative effect of change in accounting (SFAS No. 123R)	$(2)		$(2)
Depreciation and amortization of real estate & joint venture assets	88		88
Amortization of initial direct costs of leases	7		7

Funds from operations	188		191
Income attributable to operating partnership units	1		1
Dividends on preferred stock	(11)		(11)

Funds from operations available for common shareholders	177	to	180

Weighted Average Shares (diluted)	53.8

Funds from operations available for common shareholders per diluted share	$3.30	to	$3.35

Note:

(1)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust

Joint Venture Disclosure

December 31, 2005

Clarion Lion Properties Fund

Federal Realty Investment Trust

Summarized Operating Results and Balance Sheets - Joint Venture

December 31, 2005

Financial Highlights

(in thousands)

CONSOLIDATED OPERATING RESULTS	Three months ended December 31, 2005	Twelve months ended December 31, 2005
Revenues
Rental income	$2,166	$8,275
Other property income	37	109

	2,203	8,384
Expenses
Rental	413	1,531
Real estate taxes	168	647
Depreciation and amortization	530	2,099

	1,111	4,277

Operating income	1,092	4,107

Interest expense	(615)	(2,464)

Net Income	$477	$1,643

CONSOLIDATED BALANCE SHEETS	As of December 31, 2005	As of December 31, 2004
ASSETS
Real estate, at cost	$81,768	$80,970
Less accumulated depreciation and amortization	(2,718)	(625)

Net real estate investments	79,050	80,345

Cash and cash equivalents	1,452	2,108
Accounts receivable and other assets	3,599	3,419

TOTAL ASSETS	$84,101	$85,872

LIABILITIES AND PARTNERS’ CAPITAL
Liabilities
Mortgages	$47,225	$47,225
Other liabilities	5,506	6,544

Total liabilities	52,731	53,769

Partners’ Capital	31,370	32,103

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$84,101	$85,872

Federal Realty Investment Trust

Summary of Outstanding Debt and Debt Maturities - Joint Venture

December 31, 2005

OUTSTANDING DEBT

Mortgage Loans	Maturity	Interest Rate as of December 31, 2005		Balance
				(in thousands)
Secured Fixed Rate
Campus Plaza	12/01/09	4.530	% (a)	$11,000
Pleasant Shops	12/01/09	4.530	% (a)	12,400
Plaza del Mercado	07/05/14	5.770	% (b)	13,325
Atlantic Plaza	12/01/14	5.120	% (a)	10,500

Total Fixed Rate Debt				$47,225

DEBT MATURITIES

(in thousands)

Year	Scheduled Amortization	Maturities	Total	Percent of Debt Maturing	Cumulative Percent of Debt Maturing
2006	—	—	—	—	—
2007	70	—	70	0.2%	0.2%
2008	175	—	175	0.4%	0.6%
2009	185	23,400	23,585	49.9%	50.5%
2010	196	—	196	0.4%	50.9%
2011	208	—	208	0.4%	51.3%
2012	220	—	220	0.5%	51.8%
2013	233	—	233	0.5%	52.3%
2014	142	22,396	22,538	47.7%	100.0%

Total	$1,429	$45,796	$47,225	100.0%

Notes:

(a)	Interest only until maturity.
(b)	Loan is interest only until July 5, 2007, after which principal and interest payments are due based on a 30-year amortization schedule.

Federal Realty Investment Trust

Real Estate Status Report - Joint Venture

December 31, 2005

Property Name	MSA Description	Year Acquired	Total Investment	GLA	% Leased	Mortgage or Capital Lease Obligation	Grocery Anchor GLA (1)	Grocery Anchor (1)	Other Principal Tenants
			(in thousands)			(in thousands)
East Region

Washington Metropolitan Area
Plaza del Mercado	Washington, DC-MD-VA	2004	20,903	96,000	98%	13,325	25,000	Giant Food	CVS

Total Washington Metropolitan Area			20,903	96,000	98%

New England
Atlantic Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	16,319	123,000	97%	10,500	63,000	Shaw’s Supermarket	Sears
Campus Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	21,940	117,000	99%	11,000	46,000	Roche Brothers	Burlington Coat Factory
Pleasant Shops	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	22,606	130,000	96%	12,400	38,000	Foodmaster	Marshalls

Total New England			60,865	370,000	97%

Total East Region			81,768	466,000	97%

Grand Totals			81,768	466,000	97%	47,225

Note:

(1)	Grocery anchor is defined as a grocery tenant leasing 15,000 square feet or more.

Glossary of Terms

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that means net income or loss plus interest expense, income taxes, depreciation and amortization; adjusted for gain or loss on sale of assets and impairment provisions. Adjusted EBITDA is presented because we believe that it provides useful information to investors regarding our ability to service debt and because it approximates a key covenant in material notes. Adjusted EBITDA should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of Adjusted EBITDA, to net income for the years ended December 31, 2005 and 2004 is as follows:

	For the Years Ended December 31,
	(in thousands)
	2005	2004
Net income	$114,612	$84,156
Depreciation and amortization	91,503	90,438
Interest expense	88,566	85,058
Other interest income	(2,216)	(1,509)

EBITDA	292,465	258,143
(Gain) on sale of real estate	(30,748)	(14,052)

Adjusted EBITDA	$261,717	$244,091

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies’ operating performances. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as follows: income available for common shareholders before depreciation and amortization of real estate assets and before extraordinary items less gains and losses on sale of real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance because it primarily excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Property Operating Income: Rental income, other property income and mortgage interest income, less rental expenses and real estate taxes and excluding operating results from discontinued operations.

Overall	Portfolio: Includes all operating properties owned in reporting period.

Same Center: Information provided on a same center basis is provided for only those properties that were owned and operated for the entirety of both periods being compared, excludes properties that were redeveloped, expanded or under development and properties purchased or sold at any time during the periods being compared.

Tenant improvements and incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease but may also include base building costs (i.e. expansion, escalators or new entrances) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.